                                                                    EXHIBIT 10.2

                             GADZOOX NETWORKS, INC.

              EMPLOYMENT, CHANGE OF CONTROL AND SEVERANCE AGREEMENT


       This Employment, Change of Control and Severance Agreement (the "Agreement") is made and entered into effective as of September 29, 2000 (the "Effective Date"), by and between Ronald G. von Trapp (the "Employee") and Gadzoox Networks, Inc., a Delaware corporation (the "Company").


                                    RECITALS

       A. The Board desires to provide the Employee certain severance benefits in the event Employee's employment with the Company terminates at any time as a result of Involuntary Termination other than for Cause.

       B. Additionally, it is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities.

       C. The Board believes that it is in the best interests of the Company and its shareholders to provide the Employee with an incentive to continue his employment and to maximize the value of the Company upon a Change of Control for the benefit of its shareholders.

       D. The Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee's termination of employment following a Change of Control and thereby provide the Employee with enhanced financial security and sufficient encouragement to remain with the Company notwithstanding the possibility of a Change of Control.

       E. Certain capitalized terms used in the Agreement are defined in Section 10 below.


                                    AGREEMENT

       In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

       1. Duties and Scope of Employment.

              (a) Position. The Company shall employ the Employee in the position of Vice President, Worldwide Sales, with such duties, responsibilities and compensation as previously discussed; provided, however, that the Board shall have the right, prior to the occurrence of a

Change of Control, to revise such responsibilities and compensation from time to time as the Board may deem necessary or appropriate.

              (b) Obligations. The Employee shall devote his full business efforts and time to the Company and its subsidiaries. The foregoing, however, shall not preclude the Employee from engaging in such activities and services as do not interfere or conflict with his responsibilities to the Company.

       2. At-Will Employment. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and practices or other agreements with the Company at the time of termination.

       3. Compensation and Benefits.

              (a) Base Compensation. The Company shall pay the Employee as compensation for services a base salary at the annualized rate of Two Hundred Thousand Dollars ($200,000). Such salary shall be reviewed at least annually and may be increased from time to time subject to accomplishment of such performance and contribution goals and objectives as may be established from time to time by the Board of Directors. Such salary shall be paid periodically in accordance with normal Company payroll practices. The annual compensation specified in this
Section 3(a), together with any increases in such compensation that the Board may grant from time to time, is referred to in this Agreement as "Base Compensation."

              (b) Bonus. For each fiscal year during the term of this Agreement, the Employee shall be eligible to receive an annual bonus at the annualized rate of Two Hundred Thousand Dollars ($200,000) (prorated for the first fiscal year) based upon targets to be mutually agreed upon by the Employee and the Company within the Employee's first month of employment (the "Target Bonus"). The Bonus payable hereunder shall be paid in accordance with the Company's normal practices and policies.

              (c) Forgivable Loan. The Company shall loan to the Employee the sum of $250,000, which shall be forgivable over twenty-four (24) months, on the terms set forth in Exhibit A attached hereto.

              (d) Stock Options. Subject to the approval of the Board of Directors of the Company, the Employee shall be granted an option to purchase 225,000 shares of Common Stock (the "Option") with an exercise price equal to the fair market value of the Common Stock as of the date immediately preceding the date of Board approval. Twenty-five percent (25%) of the shares subject to the Option shall vest on the first anniversary of Employee's first day of employment with the Company and 1/48 of the shares subject to the Option shall vest each month thereafter so long as the Employee continues to be employed by the Company on such dates.

              (e) Employee Benefits. The Employee shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company applicable to other key executives of the Company, including (without limitation) retirement plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement or excess-benefit plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee administering such plan or program.

       4. Severance Benefits.

              (a) If the Employee's employment with the Company terminates at any time as a result of Involuntary Termination other than for Cause, the Employee shall be entitled to receive the following:

                     (i) A continuation of the Employee's Base Compensation in effect at the time of such termination for a period equal to twelve (12) months, in accordance with the Company's normal payroll practices;

                     (ii) In addition to any portion of the Employee's stock options and/or restricted stock that were vested immediately prior to such termination, such options and/or restricted stock shall become vested and immediately exercisable as to an additional amount as though the Employee had remained continuously employed for a period of twelve (12) months following such termination and

                     (iii) The Employee and each eligible dependent who constitutes a qualified beneficiary, as defined in Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended, will be eligible to continue coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), within the time period prescribed pursuant to COBRA. For a period of twelve months following the Termination Date, the Company agrees to pay for or reimburse the Employee for any COBRA premiums required to obtain continued coverage. The Employee agrees, however, that any obligation to provide COBRA benefits or reimbursement pursuant to this paragraph shall cease upon the date that the Employee commences full time employment with a third party, provided said third party has comparable medical benefits.

              (b) In addition, without regard to the reason for termination of the Employee's employment: (i) the Company shall pay the Employee any unpaid Base Compensation due for periods prior to the Termination Date; (ii) the Company shall pay the Employee all of the Employee's accrued and unused vacation through the Termination Date; and (iii) following submission of proper expense reports by the Employee, the Company shall reimburse the Employee for all expenses reasonably and necessarily incurred by the Employee in connection with the business of the Company prior to termination. These payments shall be made promptly upon termination and within the period of time mandated by law.

       5. Termination Following A Change of Control. If the Employee's employment with the Company terminates at any time as a result of Involuntary Termination other than for Cause within twelve (12) months after a Change of Control, then, subject to Section 7 hereof, the fifty percent (50%) of the unvested portion of any and all stock options and restricted stock as of the Termination Date shall become vested and immediately exercisable and any repurchase option applicable to restricted stock shall terminate so as to become completely vested as to such shares.

       6. Voluntary Resignation; Termination For Cause. For the purposes of Sections 4 and 5 hereof, if the Employee's employment terminates by reason of the Employee's voluntary resignation (and is not an Involuntary Termination), or if the Employee is terminated for Cause, then the Employee shall not be entitled to receive severance, accelerated vesting or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such termination.

       7. Disability; Death. For the purposes of Sections 4 and 5 hereof, if the Company terminates the Employee's employment as a result of the Employee's Disability, or such Employee's employment is terminated due to the death of the Employee, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such Disability or death.

       8. Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then the Employee's severance benefits under subsection 4(a)(i) shall be payable either

              (a) in full, or

              (b) as to such lesser amount which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Employee on an after-tax basis, of the greatest amount of severance benefits under Section 4(a) hereof, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Employee otherwise agree in writing, any determination required under this Section 8 shall be made in writing by the Company's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this
Section 8, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 8.

       9. Certain Business Combinations. In the event it is determined by the Board of Directors, upon receipt of a written opinion of the Corporation's independent public accountants, that the enforcement of any provision of this Agreement, including, but not limited to, Section 5 hereof, which allows for the acceleration of vesting of options to purchase shares of the Company's common stock upon a termination in connection with a Change of Control, would preclude accounting for any proposed business combination of the Company involving a Change of Control as a pooling of interests, and the Board otherwise desires to approve such a proposed business transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then any such provision of this Agreement shall be null and void. For purposes of this Section 9, the Board's determination shall require the unanimous approval of the disinterested Board members.

       10. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

              (a) Change of Control. "Change of Control" shall mean the occurrence of any of the following events:

                     (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities, other than in a private financing where securities are acquired directly from the Company; or

                     (ii) The merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the sale or disposition by the Company of all or substantially all the Company's assets.

              (b) Involuntary Termination. "Involuntary Termination" shall mean
(i) without the Employee's express written consent, a significant reduction of the Employee's duties, position or responsibilities, or the removal of the Employee from such position and responsibilities, unless the Employee is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status); provided however, that a reduction is title, duties or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Employee, if Vice President, Worldwide Sale of the Company immediately prior to a Change of Control, remains as such following a Change of Control and is not made the Vice President Worldwide Sales of the acquiring corporation or a division thereof) shall not constitute an "Involuntary Termination"; (ii) without the Employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction;
(iii) a significant reduction by the Company in the Base Compensation of the Employee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (v) without the Employee's express written consent, the relocation of the Employee to a facility or a location more than 50 miles from the Employee's then present location; (vi) any purported termination of the Employee by the Company which is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid; or
(vii) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 11 below.

              (c) Cause. "Cause" shall mean (i) any act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Employee, (ii) the conviction of a felony which the Board reasonably believes had or will have a material detrimental effect on the Company's reputation or business, (iii) a willful act by the Employee which constitutes gross misconduct and which is injurious to the Company, and (iv) continued violations by the Employee of the Employee's obligations after there has been delivered to the Employee a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his duties.

              (d) Disability. "Disability" shall mean that the Employee has been unable to perform his duties under this Agreement as the result of his incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such agreement as to acceptability not to be unreasonably withheld).

              (e) Termination Date. "Termination Date" shall mean the date on which either party delivers a notice of termination to the other.

       11. Successors.

              (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

              (b) Employee's Successors. The terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.

       12. Notice.

              (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

              (b) Notice of Termination. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 12(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

       13. Arbitration. At the option of either party, any and all disputes or controversies whether of law or fact and of any nature whatsoever arising from or respecting this Agreement shall be decided by arbitration in accordance with the rules and regulations of the American Arbitration Association.

              The arbitrator shall be selected as follows: in the event the Company and the Employee agree on one arbitrator, the arbitration shall be conducted by such arbitrator. In the event the Company and the Employee do not so agree, the Company and the Employee shall each select one independent, qualified arbitrator and the two arbitrators so selected shall select the third arbitrator. The Company reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization.

              Arbitration shall take place at Santa Clara County, California, or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in the utmost secrecy; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for the inspection only of the Company or the Employee and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. The arbitrator, who shall act by majority vote, shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary and/or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs, provided that punitive damages shall not be awarded. The decree or judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

              Reasonable notice of the time and place of arbitration shall be given to all persons, other than the parties, as shall be required by law, in which case such persons or those authorized representatives shall have the right to attend and/or participate in all the arbitration hearings in such manner as the law shall require.

       14. Miscellaneous Provisions.

              (a) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

              (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

              (c) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

              (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

              (e) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

              (f) No Assignment of Benefits. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (f) shall be void.

              (g) Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

              (h) Assignment by Company. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

              (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.








[Remainder of page intentionally left blank; signature pages to follow]

       IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


COMPANY:                                GADZOOX NETWORKS, INC.



                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------


EMPLOYEE:                               RONALD G. VON TRAPP



                                        ----------------------------------------

                                    EXHIBIT A

                                 PROMISSORY NOTE

$250,000                                                    San Jose, California
                                                                October 16, 2000

       1. For value received, the undersigned, Ronald G. von Trapp ("Employee") and Linda A. von Trapp, jointly and severally (collectively, "Borrower") promise to pay to Gadzoox Networks, Inc., a Delaware corporation (the "Company"), or order, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000) (the "Principal") together with interest thereon at the rate set forth below.

       2. The Principal shall bear simple interest at the rate of six and three tenths percent (6.3%) per annum.

       3. Principal and interest shall be due and payable as follows:

              A. One Hundred Twenty-Five Thousand Dollars ($125,000) of the Principal and all accrued interest on the outstanding Principal balance shall be due and payable at the later of each anniversary of the date of this Note (whether or not Employee is employed by the Company) or the extended quarterly anniversary date as specified in Section 4.B below.

              B. Notwithstanding Section 3.A to the contrary, all unpaid or unforgiven Principal plus all accrued and unpaid or unforgiven interest thereon shall be due and payable at the date of voluntary termination or cessation of the employment of Employee with the Company, or ten (10) days following the date of involuntary termination of the employment of Employee with the Company for Cause (as that term is defined below).

              C. Notwithstanding Section 3.A to the contrary, in the event Employee is terminated without Cause, then (i) in addition to any portion of the Principal and accrued interest that shall have theretofore been forgiven, an additional amount of the Principal (and all accrued and unpaid interest thereon) shall be forgiven in an amount equal to the product of (x) $250,000 times (y) a fraction, the numerator of which shall be the number of days that shall have elapsed as of the termination date since the last Forgiveness Date (as that term is defined below) (or if a Forgiveness Date shall have not occurred, then the date of this Note) and the denominator of which shall be twenty-four (24) and
(ii) the balance of the Principal that shall not have been forgiven shall be due and payable on or before sixty (60) days following the date of termination together with all accrued interest thereon as of the date the Principal is repaid.

              D. The term "Cause" shall mean (i) any act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Employee, (ii) the conviction of a felony which the Company reasonably believes had or will have a material detrimental effect on the Company's reputation or business, (iii) a willful act by the Employee which constitutes gross misconduct and which is injurious to the Company, and (iv) continued violations by the Employee of the Employee's obligations after there has been delivered to the Employee a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his duties.

       4. Notwithstanding the provisions of paragraph 3, and subject to the conditions set forth below, on each anniversary of the date of this Note (each, a "Forgiveness Date"), the Company will forgive an amount equal to One Hundred Twenty-Five Thousand Dollars ($125,000) of the Principal and all accrued interest on the outstanding Principal balance. Such forgiveness shall be conditioned on the following:

              A. That Employee is an employee of the Company as of the relevant Forgiveness Date and has not given notice of resignation or been given notice of termination for Cause, or;

              B. That Employee is not on Leave of Absence ("LOA") on the relevant Forgiveness Date and has not been on LOA during the three (3) month period immediately prior to the relevant Forgiveness Date, provided however that if Employee is or has been on LOA, the Forgiveness Date and all subsequent Forgiveness Dates shall be extended by a number of days equal to the period of the LOA.

       Any portion of the Principal and all accrued interest which is not forgiven pursuant to this paragraph or paragraph 3 shall be due and payable as otherwise set forth in this Note.

       5. If an action is instituted for collection of this Note, the prevailing party is entitled to be reimbursed for court costs and reasonable attorney's fees incurred by the holder thereof.

       6. This Note may be amended or modified, and provisions hereof may be waived, only by the written agreement of Borrower and the Company. No delay or failure by the Company in exercising any right, power or remedy thereunder shall operate as a waiver of such right, power or remedy, and a waiver of any right, power or remedy on any one occasion shall not operate as a bar or waiver of any such right, power or remedy on any other occasion. Without limiting the generality of thee foregoing, the delay or failure by the Company for any period of time to enforce collection of any amounts due hereunder shall not be deemed to be a waiver of any rights of the Company under contract or under law. The rights of the Company under this Note are in addition to any other rights and remedies which the Company may have.

       7. This Note may be prepaid without penalty, in whole or in part, at any time. All amounts payable hereunder shall be payable in lawful money of the United States of America.

       8. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

       9. If any payment under this Note is not paid when due, then the parties agree that 1) the Company's damages shall be difficult to estimate, 2) the unpaid Principal and accrued interest (to the extent permitted by law) shall bear interest at the default rate of Twelve Percent (12%) per annum, or the highest rate allowed by law, whichever is lower, from said due date until paid, and 3) the parties agree that such liquidated damages are a reasonable estimate of the damages the Company will incur as a consequence of Borrower's default.



BORROWER:                               BORROWER:



----------------------------------      ----------------------------------------
Ronald G. von Trapp                     Linda A. von Trapp


----------------------------------      ----------------------------------------
Date                                    Date


                                      -3-